Exhibit 10.6

RESIDEO TECHNOLOGIES, INC.

PERFORMANCE STOCK UNIT ADJUSTMENT NOTICE

Amended and Restated 2018 Stock Incentive Plan

of Resideo Technologies, Inc. and its Affiliates

2025 ROIC PSUs

Dear [____]:

As you know, on August 3, 2026 (the “Spin Date”), the spin-off (the “Spin-Off”) of ADI Global Distribution Inc. from Resideo Technologies, Inc. (“Resideo”) was completed. On the Spin Date you held outstanding and not yet settled performance stock units (“PSUs”) payable in shares of Resideo common stock (“Resideo Stock”) that were previously granted to you under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Resideo Stock Incentive Plan”) and pursuant to performance stock unit agreement(s) and any amendments thereto (collectively, the “Resideo PSU Agreement”).

In connection with the Spin-Off, the Compensation and Human Capital Management Committee of the Board of Directors of Resideo (the “CHCMC”) determined, pursuant to Sections 5.3(a) and (b) of the Resideo Stock Incentive Plan, to adjust the target number of shares of Resideo Stock underlying your outstanding PSU award, or to the extent the performance cycle was completed prior to the Spin Date, the number of earned PSUs, as well as the performance measures applicable to the portion of your award that will remain subject to performance measures following the Spin-Off, in each case, as provided herein (the “Adjusted PSUs”).

With respect to your PSUs granted in 2025 that vest based on return on invested capital (“ROIC”) (the “2025 ROIC PSUs”), the CHCMC determined that (a) 50% of the 2025 ROIC PSUs would be measured based on actual ROIC achieved through December 31, 2025 (the “Earned 2025 ROIC PSUs”), which are now subject solely to time-based vesting; and (b) the remaining 50% of the 2025 ROIC PSUs remain subject to revised performance-based vesting based solely on relative total shareholder return (“rTSR”) performance of Resideo, effective as of the Spin Date.

This Performance Stock Unit Adjustment Notice (the “Adjustment Notice”) evidences the necessary adjustments of your 2025 ROIC PSUs that are required by the Spin-Off. Following the Spin Date, your Adjusted PSUs will continue to be governed by the Resideo Stock Incentive Plan and the terms and conditions of your Resideo PSU Agreement.

The table below summarizes your 2025 ROIC PSUs before and after the Spin-Off, and the material terms applicable to your Adjusted PSUs:

Original Resideo 2025 ROIC PSUs
Participant: [____]
Date of Grant: [____]
Target Number of 2025 ROIC PSUs on Date of Grant: [____]
Performance Measures: [____]
Performance Cycle: [____]
Number of Earned 2025 ROIC PSUs on the Spin Date: [____]

Adjusted 2025 ROIC PSUs Following Spin-Off
Resideo Adjustment Ratio: [____]
Number of Earned Adjusted 2025 ROIC PSUs: [____]
(this is equal to the Number of Earned 2025 ROIC PSUs on the Spin Date, divided by the Resideo Adjustment Ratio and rounded up to the nearest whole share of Resideo Stock)
Target Number of Unvested Adjusted PSUs: [____]
(this is equal to 50% of the Target Number of 2025 ROIC PSUs on the Date of Grant, divided by the Resideo Adjustment Ratio and rounded up to the nearest whole share of Resideo Stock)
Revised Performance Measures: Earned 2025 ROIC PSUs: Not applicable (subject solely to time-based vesting) Unvested Adjusted PSUs:
Performance Cycle: Earned 2025 ROIC PSUs: Not applicable Unvested Adjusted PSUs:
Vesting and Settlement: The Adjusted PSUs are subject to your continued service with Resideo through [Date], with settlement on [Date]

All of the terms and conditions of your Resideo PSU Agreement as in effect immediately prior to the Spin Date shall continue in full force and effect, except as expressly modified by this Adjustment Notice, the resolutions of the CHCMC adopted in connection with the Spin-Off, certain administrative changes, or otherwise in connection with the Spin-Off.

Any capitalized term that is used but not defined in this Adjustment Notice or your Resideo PSU Agreement will have the meaning assigned to it in the Resideo Stock Incentive Plan.

Please follow the instructions below to acknowledge and accept this Adjustment Notice and your Adjusted PSUs. If you would like any further information or have any questions regarding this Adjustment Notice or your Adjusted PSUs, please contact HRAdvisor via email at HRAdvisor@resideo.com.

ACKNOWLEDGMENT

You acknowledge that clicking on the “Accept” button constitutes acceptance of this Adjustment Notice, as well as your understanding and agreement that the terms and conditions of your Adjusted PSUs are set forth in your Resideo PSU Agreement, except as expressly modified by this Adjustment Notice.